                                                                Exhibit 4.1


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                   -----------------------------------------



                         PARAGON CORPORATE HOLDINGS INC.







                              SERIES A AND SERIES B
                          9 5/8% SENIOR NOTES DUE 2008



                                    INDENTURE




                   -----------------------------------------




                            Dated as of April 1, 1998







                  NORWEST BANK MINNESOTA, National Association

                                     Trustee


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
                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                                   Indenture Section
310 (a)(1)................................................................................................7.10
(a)(2) ...................................................................................................7.10
(a)(3)....................................................................................................N.A.
(a)(4)....................................................................................................N.A.
(a)(5)....................................................................................................7.10
(i)(b)....................................................................................................7.10
(ii)(c)...................................................................................................N.A.
311(a)....................................................................................................7.11
(b).....................................................................................................  7.11
(iii(c)...................................................................................................N.A.
312 (a)...................................................................................................2.05
(b).......................................................................................................11.03
(iv)(c)...................................................................................................11.03
313(a)....................................................................................................7.06
(b)(1)....................................................................................................10.03
(b)(2)....................................................................................................7.07
(v)(c)....................................................................................................7.06;
                                                                                                         11.02
(vi)(d)...................................................................................................7.06
314(a)....................................................................................................4.03;
                                                                                                         11.02
(A)(b)....................................................................................................10.02
(c)(1)....................................................................................................11.04
(c)(2)....................................................................................................11.04
(c)(3)....................................................................................................N.A.
(d).......................................................................................................N.A.
(vii)(e)..................................................................................................11.05
(f)........................................................................................................NA
315 (a)...................................................................................................7.01
(b).......................................................................................................7.05,
                                                                                                         11.02
(B)(c)....................................................................................................7.01
(d).......................................................................................................7.01
(e).......................................................................................................6.11
316 (a)(last sentence)....................................................................................2.09
(a)(1)(A).................................................................................................6.05
(a)(1)(B).................................................................................................6.04
(a)(2)....................................................................................................N.A.
(b).......................................................................................................6.07
(C)(c)....................................................................................................2.12
317(a)(1).................................................................................................6.08
(a)(2)....................................................................................................6.09
(b).......................................................................................................2.04
318 (a)...................................................................................................11.01
(b).......................................................................................................N.A.
(c) ......................................................................................................11.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

         SECTION 1.01. DEFINITIONS................................................................................1

         SECTION 1.02. OTHER DEFINITIONS.........................................................................13

         SECTION 1.03. RULES OF CONSTRUCTION.....................................................................13


ARTICLE 2. THE NOTES.............................................................................................14

         SECTION 2.01. FORM AND DATING...........................................................................14

         SECTION 2.02. EXECUTION AND AUTHENTICATION..............................................................15

         SECTION 2.03. REGISTRAR AND PAYING AGENT................................................................16

         SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.......................................................16

         SECTION 2.05. HOLDER LISTS..............................................................................16

         SECTION 2.06. TRANSFER AND EXCHANGE.....................................................................16

         SECTION 2.07. REPLACEMENT SENIOR NOTES..................................................................26

         SECTION 2.08. OUTSTANDING SENIOR NOTES..................................................................27

         SECTION 2.09. TREASURY SENIOR NOTES.....................................................................27

         SECTION 2.10. TEMPORARY SENIOR NOTES....................................................................27

         SECTION 2.11. CANCELLATION..............................................................................27

         SECTION 2.12. DEFAULTED INTEREST........................................................................28


ARTICLE 3. REDEMPTION AND PREPAYMENT.............................................................................28

         SECTION 3.01. NOTICES TO TRUSTEE........................................................................28

         SECTION 3.02. SELECTION OF SENIOR NOTES TO BE REDEEMED OR PURCHASED.....................................28

         SECTION 3.03. NOTICE OF REDEMPTION......................................................................28

         SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION............................................................29

         SECTION 3.05. DEPOSIT OF REDEMPTION OR PURCHASE PRICE...................................................29

         SECTION 3.06. SENIOR NOTES REDEEMED IN PART.............................................................30

         SECTION 3.07. OPTIONAL REDEMPTION.......................................................................30

         SECTION 3.08. MANDATORY REDEMPTION......................................................................30

         SECTION 3.09. REPURCHASE OFFERS.........................................................................31


ARTICLE 4. COVENANTS.............................................................................................32

         SECTION 4.01. PAYMENT OF SENIOR NOTES...................................................................32

         SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY...........................................................32

         SECTION 4.03. REPORTS...................................................................................33

         SECTION 4.04. COMPLIANCE CERTIFICATE....................................................................34

         SECTION 4.05. TAXES.....................................................................................34

         SECTION 4.06. STAY, EXTENSION AND USURY LAWS............................................................34

         SECTION 4.07. RESTRICTED PAYMENTS.......................................................................34

         SECTION 4.08. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES...........................36

         SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK................................36

         SECTION 4.10. ASSET SALES...............................................................................38

         SECTION 4.11. TRANSACTIONS WITH AFFILIATES..............................................................39

         SECTION 4.12. LIENS.....................................................................................39

         SECTION 4.13. SALE AND LEASEBACK TRANSACTIONS...........................................................39

         SECTION 4.14. OFFER TO PURCHASE  UPON CHANGE OF CONTROL.................................................40

         SECTION 4.15. CORPORATE EXISTENCE.......................................................................40

         SECTION 4.16. LINE OF BUSINESS..........................................................................41

         SECTION 4.17. ADDITIONAL SUBSIDIARY GUARANTEES..........................................................42

         SECTION 4.18. PAYMENT FOR CONSENTS......................................................................42

         SECTION 4.19. SATISFACTION OF GEC NOTE..................................................................43


ARTICLE 5. SUCCESSORS............................................................................................43

         SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS..................................................43

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
         SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.........................................................43


ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................44

         SECTION 6.01. EVENTS OF DEFAULT.........................................................................44

         SECTION 6.02. ACCELERATION..............................................................................45

         SECTION 6.03. OTHER REMEDIES............................................................................46

         SECTION 6.04. WAIVER OF PAST DEFAULTS...................................................................46

         SECTION 6.05. CONTROL BY MAJORITY.......................................................................46

         SECTION 6.06. LIMITATION ON SUITS.......................................................................46

         SECTION 6.07. RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT......................................47

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE................................................................47

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM..........................................................47

         SECTION 6.10. PRIORITIES................................................................................48

         SECTION 6.11. UNDERTAKING FOR COSTS.....................................................................48


ARTICLE 7. TRUSTEE...............................................................................................48

         SECTION 7.01. DUTIES OF TRUSTEE.........................................................................48

         SECTION 7.02. RIGHTS OF TRUSTEE.........................................................................49

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE..............................................................50

         SECTION 7.04. TRUSTEE'S DISCLAIMER......................................................................50

         SECTION 7.05. NOTICE OF DEFAULTS........................................................................50

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.........................................50

         SECTION 7.07. COMPENSATION AND INDEMNITY................................................................50

         SECTION 7.08. REPLACEMENT OF TRUSTEE....................................................................51

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC..........................................................52

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.............................................................52

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.....................................52

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................................53

         SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE..................................53

         SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE............................................................53

         SECTION 8.03. COVENANT DEFEASANCE.......................................................................53

         SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE................................................54

         SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER
                  MISCELLANEOUS PROVISIONS.......................................................................55

         SECTION 8.06. REPAYMENT TO THE COMPANY..................................................................55

         SECTION 8.07. REINSTATEMENT.............................................................................55


ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER......................................................................56

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF THE SENIOR NOTES............................................56

         SECTION 9.02. WITH CONSENT OF HOLDERS OF SENIOR NOTES...................................................56

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.......................................................57

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.........................................................58

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SENIOR NOTES...................................................58

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC...........................................................58


ARTICLE 10. GUARANTEE OF SENIOR NOTES............................................................................58

         SECTION 10.01.  SUBSIDIARY GUARANTEE....................................................................58

         SECTION 10.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE..........................................59

         SECTION 10.03.  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS...........................59

         SECTION 10.04.  RELEASES FOLLOWING SALE OF ASSETS.......................................................60

         SECTION 10.05.  LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY............................................60

         SECTION 10.06.  "TRUSTEE" TO INCLUDE PAYING AGENT.......................................................61


ARTICLE 11. MISCELLANEOUS........................................................................................61

         SECTION 11.01. TRUST INDENTURE ACT CONTROLS.............................................................61

         SECTION 11.02. NOTICES..................................................................................61

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
         SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF SENIOR
                  NOTES..........................................................................................62

         SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.......................................62

         SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............................................62

         SECTION 11.06. RULES BY TRUSTEE AND AGENTS..............................................................63

         SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                  STOCKHOLDERS...................................................................................63

         SECTION 11.08. GOVERNING LAW............................................................................63

         SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............................................63

         SECTION 11.10.  SUCCESSORS..............................................................................63

         SECTION 11.11.  SEVERABILITY............................................................................63

         SECTION 11.12. COUNTERPART ORIGINALS....................................................................63

         SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.........................................................64

EXHIBITS


Exhibit A.........FORM OF NOTE
Exhibit B.........FORM OF CERTIFICATE OF TRANSFER
Exhibit C.........FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E.........FORM OF SUBSIDIARY  GUARANTEE
Exhibit F.........FORM OF SUPPLEMENTAL INDENTURE

                  INDENTURE dated as of April 1, 1998 among Paragon Corporate Holdings Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors listed on the signature pages hereto (the "Subsidiary Guarantors") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

                  The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 5/8% Series A Senior Notes due 2008 (the "Series A Senior Notes") and the 9 5/8% Series B Senior Notes due 2008 (the "Series B Senior Notes" and, together with the Series A Senior Notes, the "Senior Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS.

                   "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Notes sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Additional Senior Notes" means up to $35.0 million in aggregate principal amount of Senior Notes (other than the Initial Senior Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; provided, further, that in the case of a joint venture, partnership, association or other business arrangement with any Person entered into in the ordinary course of business, neither such Person nor the joint venture, partnership, association or business arrangement shall be deemed to be an Affiliate by reason of the preceding proviso.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.14 hereof, and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the

Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary,
(iii) a Restricted Payment that is permitted by Section 4.07 hereof and (iv) dispositions of obsolete equipment, in each case, will not be deemed to be Asset Sales.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the board of directors of the Company, or any authorized committee of such board of directors.

                   "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries (other than Foreign Subsidiaries) as of such date that are not more than 60 days past due, and (b) 65% of the book value of all inventory owned by the Company and its Subsidiaries (other than Foreign Subsidiaries) as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall utilize the most recent available information for purposes of calculating the Borrowing Base.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the New Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) above. Notwithstanding the foregoing, up to 40% of the Cash Equivalents of the kinds described in clauses (ii), (iii) and (v) above at any one time held by the Company or any Restricted Subsidiary of the Company may be invested in securities, certificates of deposit, eurodollar time deposits, bankers' acceptances and commercial paper having maturities of not more than one year after the date of acquisition.

                  "Cedel" means Cedel Bank, SA.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principal and his Related Parties in the aggregate or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Company" means Paragon Corporate Holdings Inc., a Delaware corporation, and any and all successors thereto.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, less (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Person or a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of the Principal or a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facilities" means, with respect to the Company or any of its Subsidiaries (other than Foreign Subsidiaries), one or more debt facilities (including, without limitation, the New Credit Agreement) or other debt securities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Senior Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the second paragraph of Section 4.09.

                  "Custodian" means the Trustee, as custodian with respect to the Senior Notes in global form, or any successor entity thereto.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Definitive Note" means a certificated Senior Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Senior Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the Senior Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Senior Notes" means the Senior Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means up to $1.2 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date hereof, such amounts are repaid.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

                  "Foreign Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by Foreign Subsidiaries of the Company as of such date that are not more than 60 days past due, and (b) 65% of the book value of all inventory owned by Foreign Subsidiaries of the Company as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall utilize the most recent available information for purposes of calculating the Foreign Borrowing Base.

                  "Foreign Credit Facilities" means, with respect to any Foreign Subsidiary of the Company, one or more debt facilities or other debt securities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Foreign Credit Facilities outstanding on the date on which Senior Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the second paragraph of Section 4.09.

                  "Foreign Subsidiary" means any Subsidiary of the Company, more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside the United States.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                  "GEC Note" means that certain promissory note, dated January 17, 1997, in the principal amount of $6.0 million and issued by the Company to GEC Incorporated in connection with the acquisition of by the Company of A.B. Dick.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A-1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (iii) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates.

                  "Holder" means a Person in whose name a Senior Note is registered.

                  "IAI Global Note" means the global Senior Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Notes sold to Institutional Accredited Investors.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be
(i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                   "Initial Senior Notes" means $115.0 million in aggregate principal amount of Senior Notes issued under this Indenture on the date hereof.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding SEC, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Senior Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Management Agreement" means that certain Management Agreement between NESCO, Inc. and the Company dated as of April 1, 1998.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "New Credit Agreement" means that certain Credit and Security Agreement, dated as of April 1, 1998, by and among the Company, A.B. Dick, Curtis and the lenders party thereto, providing for up to $32.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offer and sale of the Senior Notes as contemplated by the Offering Memorandum.

                  "Offering Memorandum" means the Offering Memorandum, dated March 27, 1998, relating to the Company's offering and placement of the Senior Notes.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

                  "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Permitted Businesses" means the manufacture, sale or distribution of equipment, parts, supplies or other goods or the provision of services relating to industrial, automotive, graphic arts, printing and reasonably related businesses.

                  "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investment by a Foreign Subsidiary of the Company in any other Foreign Subsidiary of the Company; and (g) any Investment in any Person principally engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $20.0 million.

                  "Permitted Liens" means (i) Liens on assets securing Indebtedness under Credit Facilities and Foreign Credit Facilities that was permitted by the terms of this Indenture to be incurred; (ii) Liens securing Indebtedness incurred pursuant to (A) the Fixed Charge Coverage Ratio test set forth under the first paragraph of Section 4.09 hereof or (B) clause (ix) of the second paragraph of Section 4.09 hereof, provided that, in either case, such Indebtedness ranks, by its terms, pari passu with the Senior Notes; (iii) Liens in favor of the Company; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (viii) Liens existing on the date hereof; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and (xi) Liens arising by reason of (1) any attachment, judgment, decree or order of any court, so long as such Lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review, and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired; (2) security for payment of workers' compensation or other insurance;
(3) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money); (4) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (5) any interest or title of a lessor under any lease; and (6) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the ordinary course of business of the Company or any of its Subsidiaries.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Principal" means Robert J.  Tomsich.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Senior Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 1, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Senior Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Senior Notes to register such Additional Senior Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                  "Regulation S Permanent Global Note" means a permanent global Senior Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Note" means a temporary global Senior Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Related Party" with respect to the Principal means (A) any 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of the Principal; or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A); or (C) the estate of the Principal until such estate is distributed pursuant to his will or applicable state law.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Guarantee" means the Guarantee by each Subsidiary Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

                  "Subsidiary Guarantor" means each of (i) A.B. Dick Company and Curtis Industries, Inc. and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of Section 4.17 hereof, and their respective successors and assigns.

                  "Tax Payment Agreement" means that certain Tax Payment Agreement among NES Group, Inc., the Company and the Subsidiary Guarantors, dated as of April 1, 1998, as in effect on the date hereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Global Note" means a permanent global Senior
Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Notes that do not bear the Private Placement Legend.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.     OTHER DEFINITIONS.

                                                                                      Defined in
                   Term                                                                 Section
             "Acceleration Notice"........................................................6.02
             "Affiliate Transaction"......................................................4.11
             "Asset Sale".................................................................4.10
             "Asset Sale Offer"...........................................................4.10
             "Authentication Order".......................................................2.02
             "Change of Control Offer"....................................................4.14
             "Change of Control Payment"..................................................4.14
             "Change of Control Payment Date" ............................................4.14
             "Covenant Defeasance"........................................................8.03
             "Event of Default"...........................................................6.01
             "Excess Proceeds"............................................................4.10
             "incur"......................................................................4.09
             "Legal Defeasance" ..........................................................8.02
             "Offer Amount"...............................................................3.09
             "Offer Period"...............................................................3.09
             "Paying Agent"...............................................................2.03
             "Permitted Debt".............................................................4.09
             "Purchase Date"..............................................................3.09
             "Registrar"..................................................................2.03
             "Repurchase Offer"...........................................................3.09
             "Restricted Payments"........................................................4.07
             "Senior Note Custodian"......................................................2.01

SECTION 1.03.     RULES OF CONSTRUCTION.


                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Senior Notes;

                  "indenture security holder" means a Holder of a Senior Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Senior Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Senior Notes and the Subsidiary Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Unless the context otherwise requires:

                (1) a term has the meaning assigned to it herein;

                (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                (3)  "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5) provisions apply to successive events and transactions; and

                (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

SECTION 2.01.     FORM AND DATING.

          (a) General. The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or A-2 hereto. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Senior Notes issued in global form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Senior Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the Senior Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Senior Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Trustee, as custodian for the Depositary (the "Senior Note Custodian"), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d)      Euroclear and Cedel Procedures Applicable.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

                  One Officer shall sign the Senior Notes for the Company by manual or facsimile signature.

                  If the Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

                  A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrars and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.
The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Note Custodian with respect to the Global Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

                    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.05.     HOLDER LISTS.

                    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

           (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule

903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Senior Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Senior Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
         Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Senior Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
         (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)      Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such

         Definitive Notes to the Persons in whose names such Senior Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d)      Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Senior Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Senior Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Senior Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                               (1) if the Holder of such Definitive Notes proposes to exchange such Senior Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                               (2) if the Holder of such Definitive Notes proposes to transfer such Senior Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
         Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Senior Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                               (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Senior Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                               (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Senior Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Senior Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Senior Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN

         ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Senior Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part or (c) to register the transfer of or to exchange a Senior Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.     REPLACEMENT SENIOR NOTES

                    If any mutilated Senior Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company may charge for its expenses in replacing a Senior Note.

                  Every replacement Senior Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING SENIOR NOTES.

                    The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note; however, Senior Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

                  If the principal amount of any Senior Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.     TREASURY SENIOR NOTES.

                    In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY SENIOR NOTES

                    Until certificates representing Senior Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of certificated Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes.

                  Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

                    The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Senior Notes shall be delivered to the Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

                    If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.     NOTICES TO TRUSTEE.

                    If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

                  If the Company is required to make an offer to purchase Senior Notes pursuant to Section 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Senior Notes to be purchased, (iv) the purchase price, (v) the purchase date and
(vi) and further setting forth a statement to the effect that (a) the Company or one its Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.

SECTION 3.02.     SELECTION OF SENIOR NOTES TO BE REDEEMED OR PURCHASED.

                    If less than all of the Senior Notes are to be redeemed at any time, selection of the Senior Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Senior Notes with a principal amount of 1,000 or less shall be redeemed in part.

                  The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial purchase or redemption, the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed.

                  The notice shall identify the Senior Notes to be redeemed and shall state:

                               (1)  the redemption date;

                               (2) the redemption price for the Senior Notes and accrued interest, and Liquidated Damages, if any;

                               (3) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Notes to be redeemed and that, after the redemption date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Senior Note;

                               (4)  the name and address of the Paying Agent;

                               (5) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                               (6) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Senior Notes called for redemption ceases to accrue on and after the redemption date;

                               (7) the paragraph of the Senior Notes and/or
         Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

                               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note shall not affect the validity of the proceeding for the redemption of any other Senior Note.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest and Liquidated Damages, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

                  On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Senior Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Senior Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest and Liquidated Damages, if any, on all Senior Notes to be redeemed or purchased.

                  If Senior Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Senior Notes to be redeemed or purchased, on and after the redemption or purchase date interest and Liquidated Damages, if any, shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Senior Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal and Liquidated Damages, if any, from the redemption or purchase date until such principal and Liquidated Dames, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Senior Notes and in Section 4.01 hereof.

SECTION 3.06.     SENIOR NOTES REDEEMED IN PART.

                  Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

         (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Senior Notes pursuant to this Section
3.07 prior to April 1, 2003. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus any accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

YEAR                                                               PERCENTAGE
----                                                               ----------

2003................................................................104.8125%
2004................................................................103.2083%
2005................................................................101.6042%
2006 and thereafter.................................................100.0000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, prior to April 1, 2001, the Company may on any one or more occasions redeem up to an aggregate of 33 1/3% of the original aggregate principal amount of Senior Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of an offering of common stock of the Company; provided that at least 66 2/3% of the aggregate principal amount of Senior Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION.

                  Except as set forth under Sections 3.09, 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

SECTION 3.09.     REPURCHASE OFFERS.

                  In the event that the Company shall be required to commence an offer to all Holders to repurchase Senior Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof, an "Excess Proceeds Offer," or pursuant to Section 4.14 hereof, a "Change of Control Offer," the Company shall follow the procedures specified below.

                  A Repurchase Offer shall commence no later than ten (10) Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.14(c) hereof) or an Excess Proceeds Offer Triggering Event (as defined below), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or 4.14 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Repurchase Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Senior Notes pursuant to the Repurchase Offer.

                  Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

         (a) that the Repurchase Offer is being made pursuant to this Section
3.09 and Section 4.10 or 4.14 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

         (e) that Holders electing to have a Senior Note purchased pursuant to a Repurchase Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note, duly completed, or transfer by book-entry transfer, to the Company, the Depository, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

         (f) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

         (g) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

                  On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Senior Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, (ii) deliver or cause the Paying Agent or depository, as the case may be, to deliver to the Trustee Senior Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Company shall promptly issue a new Senior Note, and the Trustee, shall authenticate and mail or deliver such new Senior Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Senior Notes surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01      PAYMENT OF SENIOR NOTES.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium, if any, interest, and Liquidated Damages, if any, shall be considered paid for all purposes hereunder on the date the Paying Agent if other than the Company or a Subsidiary thereof holds, as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, interest and Liquidated Damages, if any, then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

SECTION 4.03      REPORTS.

         (a) From and after the earlier of the effective date of the Exchange Offer Registration Statement or the effective date of the Shelf Registration Date, whether or not required by the rules and regulations of the SEC, so long as any Senior Notes are outstanding, the Company shall furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

         (b) For so long as any Senior Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The financial information to be distributed to Holders of Senior Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Senior Notes maintained by the Registrar, within 90 days after the end of the Company's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year. The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by the Company, the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04      COMPLIANCE CERTIFICATE.

                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Liquidated Damages, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Section 5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

                  The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS

                  The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      RESTRICTED PAYMENTS

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its

Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or the Subsidiary Guarantees, except a payment of interest or principal at Stated Maturity; (iv) pay fees pursuant to, or make any other distribution in respect of, the Management Agreement; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries on or after the date hereof (excluding Restricted Payments permitted by clause (ii), (iii), (v) or (vi) of the next succeeding paragraph and excluding any Restricted Payment made on the date hereof directly by the Company with the proceeds of the Offering in amounts not to exceed the amounts set forth in this Offering Memorandum under the caption "Use of Proceeds"), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date hereof as a capital contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issuance or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         (d) The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) payments by the Company or any Subsidiary of the Company, directly or indirectly, to NES Group, Inc. to satisfy tax obligations, in accordance with the Tax Payment Agreement as in effect on the date hereof; provided that such amounts do not exceed the amounts that, without recognizing any tax loss carryforwards or carrybacks or other tax attributes, such as alternative minimum tax carryforwards, would otherwise be due and owing if the Company and its Subsidiaries were an independent, individual taxpayer; and (vi) so long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the payment of fees pursuant to the Management Agreement, as in effect on the date hereof; provided that the amount of fees paid pursuant to the Management Agreement in any calendar year shall not exceed an amount equal to five percent of the Company's earnings before interest, taxes, depreciation, amortization and miscellaneous expenses (income).

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08      DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
                  SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) this Indenture, the Senior Notes and the Subsidiary Guarantees, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases or contracts entered into in the ordinary course of business and consistent with past practices, (f) mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (h) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (i) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred , or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. The Company shall not incur any Indebtedness (other than Existing Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, respectively, unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, respectively, on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, respectively, solely by virtue of being unsecured.

                  The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of (x) $32.0 million and (y) the Borrowing Base;

                  (ii) the incurrence by any Foreign Subsidiary of Indebtedness under Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Foreign Subsidiaries thereunder) outstanding under all Foreign Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ii), does not exceed an amount equal to the greater of (x) $8.0 million and
         (y) the Foreign Borrowing Base;

                  (iii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

                  (iv) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Senior Notes and the Subsidiary Guarantees, respectively;

                  (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, sale and leaseback transactions, mortgage financings, purchase money obligations, capital expenditures or similar financing transactions, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in each case with respect to the respective properties, assets and rights of the Company or such Subsidiary as of the date hereof, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v), not to exceed $10.0 million;

                  (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness (other than intercompany Indebtedness and Indebtedness incurred under Credit Facilities) that was permitted by this Indenture to be incurred;

                  (vii) the incurrence by the Company or any of the Subsidiary Guarantors of intercompany Indebtedness between or among the Company and any Subsidiaries that are Subsidiary Guarantors; provided, however, that (i) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes and the Subsidiary Guarantees, respectively, and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vii);

                  (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations;

                  (ix) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; and

                  (x) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (x), not to exceed $10.0 million.

                  For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09; provided, in each case, that the amount thereof shall be included in Fixed Charges of the Company as accrued.

SECTION 4.10      ASSET SALES

                  The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or such Subsidiary's Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets pursuant (except with respect to assumptions of trade payables) to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (ii).

                  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Indebtedness under the New Credit Agreement or (b) to an investment in a Permitted Business through the making of a capital expenditure or the acquisition of other assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the

Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an Asset Sale Offer to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes in any Asset Sale Offer. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11      TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (A) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (B) transactions between or among the Company and/or its Subsidiaries, (C) Restricted Payments that are permitted by the provisions of
Section 4.07 hereof and (D) the payment by the Company or its Subsidiaries of reasonable and customary fees to members of their respective Boards of Directors, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12      LIENS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens, unless the Senior Notes and the Subsidiary Guarantees are secured on an equal and ratable basis (or senior basis where such Liens secure subordinated debt) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13      SALE AND LEASEBACK TRANSACTIONS.

                  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Subsidiary Guarantor may enter into a sale and leaseback transaction if: (i) the Company or such Subsidiary Guarantor could have (a) (1) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or (2) incurred Indebtedness pursuant to clause (v) of the second paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction, and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or the applicable Subsidiary Guarantor applies the proceeds of such transaction in compliance with Section 4.10 hereof.

SECTION 4.14      OFFER TO PURCHASE  UPON CHANGE OF CONTROL.

                  Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.09 hereof and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

                  The Change of Control Offer shall remain open from the time of mailing until the Business Day preceding the Change of Control Payment Date.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15      CORPORATE EXISTENCE.

                  Subject to Section 4.14 and Article 5 hereof, as the case may be, the Company and each Subsidiary Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its

Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.16      LINE OF BUSINESS.

                  The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.17      ADDITIONAL SUBSIDIARY GUARANTEES.

                  If the Company or any of its Subsidiaries shall after the date hereof, (i) transfer or cause to be transferred in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Subsidiary (other than a Foreign Subsidiary) that is not a Subsidiary Guarantor;
(ii) acquire or create another Subsidiary (other than a Foreign Subsidiary); or
(iii) any Subsidiary of the Company, that is not a Subsidiary Guarantor, guarantees any Indebtedness of the Company other than the Senior Notes, or pledges any of its assets to secure any Indebtedness of the Company other than the Senior Notes, then the Company shall cause such Subsidiary to (A) execute and deliver to the Trustee a Supplemental Indenture in form attached hereto as Exhibit F pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Senior Notes on the terms set forth in such supplemental indenture and (B) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly executed and delivered by such Subsidiary.

SECTION 4.18      PAYMENT FOR CONSENTS.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19      SATISFACTION OF GEC NOTE.

                  The Company shall cause all Obligations with respect to the GEC Note to be fully satisfied on for before May 15, 1998.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01      MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Senior Notes and this Indenture pursuant to a Supplemental Indenture in the form of Exhibit F hereto;
(iii) immediately after such transaction no Default or Event of Default exists;
(iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and
(v) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by Supplemental Indenture in form attached hereto as Exhibit F confirmed that its Subsidiary Guarantee shall apply to the Company's or the surviving Person's obligations under this Indenture and the Senior Notes.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, that, (i) solely for the purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any person other than the Company and its Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii) in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, the predecessor Company shall not be released or discharged from the obligation to pay the principal of or interest and Liquidated Damages, if any, on the Senior Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

                  Each of the following constitutes an "Event of Default:"

                  (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Senior Notes;

                  (ii) default in payment when due of principal of or premium, if any, on the Senior Notes;

                  (iii) failure by the Company or any Subsidiary to comply with the provisions described under Sections 3.09, 4.07, 4.09, 4.10, 4.14 or
         4.19 or Article 5 hereof;

                  (iv) failure by the Company or any Subsidiary for 60 days after notice to comply with its other agreements in this Indenture or the Senior Notes;

                  (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

                  (vii) the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) admits in writing its inability generally to pay its debts as the same become due;

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case in which it is the debtor,

                           (ii) appoints a Custodian of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any group of Subsidiaries that taken, taken together, would constitute a Significant Subsidiary, or

                           (iii) orders the liquidation of the Company or any of its Subsidiaries,

         and the order or decree contemplated in clauses (i) (ii) or (iii), remains unstayed and in effect for 60 consecutive days; or

                  (ix) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by this Indenture, or the denial of any Person acting on behalf of any such Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                  To the extent that the last day of the period referred to in clauses (i), (iii), (iv) or (vi) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

SECTION 6.02.     ACCELERATION.

                  If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (vii) and (viii) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare the unpaid principal of, premium, if any, interest and Liquidated Damages, if any, on all the Senior Notes to be due and payable by notice in writing to the Company (and the Trustee, if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary specified in clauses (vii) or (viii) of Section 6.01 hereof occurs, all outstanding Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                  If an Event of Default occurs on or after April 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to the optional redemption provisions of 3.07(a) hereof, then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to April 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on April 1 of the years set forth below, as set forth below (expressed as a percentage of the aggregate principal amount that would otherwise be due but for the provisions of this sentence, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of payment):

YEAR                                                             PERCENTAGE
----                                                             ----------
1998..............................................................112.8335%
1999..............................................................111.2293%
2000..............................................................109.6251%
2001..............................................................108.0209%
2002..............................................................106.4167%



SECTION 6.03      OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS.

                  Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Senior Notes) by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05      CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06      LIMITATION ON SUITS.

                  A Holder of a Senior Note may pursue a remedy with respect to this Indenture, the Subsidiary Guarantees or the Senior Notes only if:

                  (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.07      RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Senior Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the

Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively;

                  Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Senior Notes; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11      UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing of which it has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) he Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or Subsidiary Guarantor, as applicable.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner of Senior Notes and may otherwise deal with the Company, the Subsidiary Guarantors or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04      TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05      NOTICE OF DEFAULTS

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Senior Note pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.

                  Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Company has informed the Trustee in writing the Senior Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07      COMPENSATION AND INDEMNITY.

                  The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and the Subsidiary Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and the Subsidiary Guarantors of its obligations hereunder. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08      REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company and the Subsidiary Guarantors may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Senior Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes and Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their respective other obligations under such Senior Notes and Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Notes when such payments are due from the trust referred to in Section 8.04(a); (b) the Company's obligations with respect to such Senior Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07,
8.05 and 8.07 hereof and the Company's obligations in connection therewith and
(d) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.     COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 5.01 and 11.01 hereof with respect to the outstanding Senior Notes and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes and Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes and Subsidiary Guarantees, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(i) through 6.01(vi) and Section 6.01(ix) hereof shall not constitute Events of Default.

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Senior Notes and Subsidiary Guarantees:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, (i) cash in United States dollars, (ii) non-callable Government Securities which through the scheduled payment of principal, premium, if any, interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of payment, cash in United States dollars in an amount, or (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event or Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(vii) and (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

         (i) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably required.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO THE COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Senior Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.     REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Senior Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF THE SENIOR NOTES.

                  Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Senior Notes the Company and the Trustee may amend or supplement this Indenture, the Senior Notes or the Subsidiary Guarantees:

         (a)      to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

         (c) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Senior Notes in the case of a merger, or consolidation pursuant to Article 5 or Article 10 hereof, as applicable;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Notes;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (f)      to allow any Subsidiary Guarantor to guarantee the Senior
Notes.

                  Upon the written request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF SENIOR NOTES.

                  Except as provided below in this Section 9.02, this Indenture, the Senior Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Senior Notes), and, subject to any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Senior Notes (except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with or a tender offer or exchange offer for the Senior Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Senior Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

                  Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture, the Senior Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Senior Note or Subsidiary Guarantee held by a non-consenting Holder):

         (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14 hereof);

         (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Senior Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Senior Note payable in money other than that stated in the Senior Notes;

         (f)      make any change in Section 6.04 or 6.07 hereof;

         (g) waive a redemption or repurchase payment with respect to any Senior Note (other than a payment required by Section 4.10 or 4.14 hereof);

         (h)      make any change in the amendment and waiver provisions of this
Article 9; or

         (i) except as provided in Sections 8.02, 8.03 and 10.04 hereof, release any of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantees or make any change in the Subsidiary Guarantees that would adversely affect the Holders.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture, the Subsidiary Guarantees or the Senior Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  The Company may, but shall not be obligated to, fix a record date for determining which Holders of the Senior Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Senior Notes furnished for the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF SENIOR NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Subsidiary Guarantors may not sign an amendment or supplemental Indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors in accordance with its terms.

                                   ARTICLE 10.
                            GUARANTEE OF SENIOR NOTES

SECTION 10.01.     SUBSIDIARY GUARANTEE.

                  Subject to Section 10.06 hereof, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Senior Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Subsidiary Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Senior Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Senior Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of its Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 10.02.     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

                  To evidence its Subsidiary Guarantee set forth in Section
10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit E hereto shall be endorsed by manual or facsimile signature by an Officer of such Subsidiary Guarantor on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor, by manual or facsimile signature, by an Officer of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

                  If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.03.     SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Company.

         (b) No Subsidiary Guarantor shall consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless, other than with respect to a merger between a Subsidiary Guarantor and another Subsidiary Guarantor or a merger between a Subsidiary Guarantor and the Company, (i) subject to the provisions of Section 10.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture substantially in the form of Exhibit F hereto, under the Senior Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

         (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit F hereto, of the Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor; provided that, solely for purposes of computing Consolidated Net Income for purposes of clause
(b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.04.     RELEASES FOLLOWING SALE OF ASSETS.

                  In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that (i) in the event of an Asset Sale, the Net Proceeds from such sale or other dispositions are treated in accordance with the provisions of Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligation under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Notes and for the other Obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 10.

SECTION 10.05.     LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

                  For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Senior Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Senior Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors, and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 10.06.     "TRUSTEE" TO INCLUDE PAYING AGENT.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee

                                   ARTICLE 11.
                                  MISCELLANEOUS

SECTION 11.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02.    NOTICES.

                  Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company and/or any Subsidiary Guarantor:

                  Paragon Corporate Holdings Inc.
                  5700 West Touhy Avenue
                  Niles, Illinois 60714
                  Telecopier No.:  (847) 779-1900
                  Attention:  Gerald McConnell
                  With a copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio 44114-1304
                  Telecopier No.:   (216) 479-8780
                  Attention: David Zagore, Esq.
                  If to the Trustee:

                  Norwest Bank Minnesota, National Association
                  Corporate Trust
                  Norwest Center
                  Sixth and Marquette
                  Minneapolis, Minnesota 55479-0069
                  Telecopier No.: (612) 667-9825
                  Attention: Corporate Trust Services
                  The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF SENIOR NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Senior Notes, the Subsidiary Guarantees, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes and the Subsidiary Guarantees.

SECTION 11.08.    GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.     SUCCESSORS.

                  All agreements of the Company and the Subsidiaries Guarantors in this Indenture, the Senior Notes and the Subsidiary Guarantees shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.11.     SEVERABILITY.

                  In case any provision in this Indenture, the Senior Notes or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.    COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [signature page follows]

                                  SIGNATURES

Dated as of April 1, 1998

                                   PARAGON CORPORATE HOLDINGS INC.


                                   BY: /s/ Gerald J. McConnell
                                      -----------------------------
                                       Name: Gerald J. McConnell
                                       Title: President & CEO




                                   A.B. DICK COMPANY


                                   BY: /s/ Gerald J. McConnell
                                      -----------------------------
                                       Name: Gerald J. McConnell
                                       Title: President & CEO


                                   CURTIS INDUSTRIES, INC.


                                   BY: /s/ A. Keith Drewett
                                      -----------------------------
                                       Name: A. Keith Drewett
                                       Title: Senior Vice President




                                   CURTIS SUB, INC.


                                   BY: /s/ A. Keith Drewett
                                      -----------------------------
                                       Name: A. Keith Drewett
                                       Title: Senior Vice President


                                   ITEK GRAPHIX, INC.


                                   BY: /s/ Gerald J. McConnell
                                      -----------------------------
                                       Name: Gerald J. McConnell
                                       Title: President

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION


                                    BY: /s/ Curtis D. Schwegman
                                      --------------------------------
                                       Name: Curtis D. Schwegman
                                       Title: Assistant Vice President

                                 EXHIBIT A-1
                              (Face of Senior Note)

==============================================================================


                                                              CUSIP/CINS _______

               9 5/8% [Series A] [Series B] Senior Notes due 2008

No. 1                                                          $_______________

                         PARAGON CORPORATE HOLDINGS INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ Dollars on April 1, 2008.


Interest Payment Dates: April 1, and October 1

Record Dates: March 15, and September 15

                                     DATED: APRIL 1, 1998


                                     PARAGON CORPORATE HOLDINGS INC.


                                     BY:
                                        ________________________________
                                         Name:
                                         Title:

This is one of the [Global]
Senior Notes referred to in the
within-mentioned
Indenture:


Norwest Bank Minnesota, National Association, as Trustee


By:_________________________
   Name:
   Title:

===============================================================================

                              (Back of Senior Note)


               9 5/8% [Series A] [Series B] Senior Notes due 2008

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1        INTEREST. Paragon Corporate Holdings Inc., a Delaware
corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Senior Note at 9 5/8% per annum from April

1, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date is October 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Senior Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Senior Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Senior Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Senior Notes under an Indenture dated as of April 1, 1998 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are general unsecured Obligations of the Company limited to $115,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any, on outstanding Senior Notes as set forth in Paragraph 2 hereof.

                  5.       OPTIONAL REDEMPTION.

                  Except as set forth in the next paragraph, the Senior Notes shall not be redeemable at the Company's option prior to April 1, 2003. Thereafter, the Senior Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year                                                              Percentage

2003...............................................................104.8125%
2004...............................................................103.2083%
2005...............................................................101.6042%
2006 and thereafter................................................100.0000%


                  Notwithstanding the foregoing, at any time prior to April 1, 2001, the Company may on any one or more occasions redeem up to 331/3% of the original aggregate principal amount of Senior Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date with the net proceeds of an offering of common stock of the Company; provided that at least 662/3% of the original aggregate principal amount of the Senior Notes originally issued remain outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such.

                  6.       MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

                  7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

                  (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis.

                  (c) Holders of the Senior Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Senior Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Notes may be registered and the Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Senior Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Notes) and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

                  Without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Senior Notes.

                  13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by the Company or any Subsidiary to comply with the provisions described in Sections 3.09, 4.07, 4.09, 4.10, 4.13, 4.14, 4.19 or 5.01 of the Indenture; (iv)
failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding to comply with its other agreements in the Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of their its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry;
(vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by the

Indenture, or the denial of any Person acting on behalf of any Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or principal of, the Senior Notes. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

                  15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes and any Subsidiary Guarantee.

                  16. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of April 1, 1998, among the Company, the Subsidiary Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Paragon Corporate Holdings Inc.
                  5700 West Touhy Avenue
                  Niles, Illinois 60714
                  Telecopy: (847) 647-0634
                  Attention:  President

                                 ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------

to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:

                                  Your Signature:
                                                 ------------------------------
                                  (Sign exactly as your name appears on the face of this Senior Note)


SIGNATURE GUARANTEE:

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                  [ ] Section 4.10          [ ] Section 4.14

                  If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________





Date:                              Your Signature:
                                           ------------------------------------
                                           (Sign exactly as your name appears on
                                           the Senior Note)

                                  Tax Identification No:
                                                        ------------------------
SIGNATURE GUARANTEE:

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1/

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                        Principal Amount of
                                                                         this Global Note         Signature of
                        Amount of decrease in  Amount of increase in      following such       authorized officer
                         Principal Amount of    Principal Amount of          decrease         of Trustee or Senior
   Date of Exchange       this Global Note        this Global Note         (or increase)         Note Custodian
   ----------------       ----------------        ----------------         -------------         --------------







----------------------
1 This should be included only if the Senior Note is issued in global form.

                                   EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)
===============================================================================

                                                        CUSIP/CINS______________

               9 5/8% [Series A] [Series B] Senior Notes due 2008

No.___________                                                  $_____________

                         PARAGON CORPORATE HOLDINGS INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of _____________ Dollars on April 1, 2008.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

                                         DATED: APRIL 1, 1998


                                         PARAGON CORPORATE HOLDINGS INC.


                                         BY:
                                            -----------------------------
                                             Name:
                                             Title:


This is one of the [Global] Senior Notes referred to in the within-mentioned
Indenture:


Norwest Bank Minnesota, National Association, as Trustee


By:
   -----------------------------------------
         Name:
         Title:



===============================================================================


                                      A2-1

                  (Back of Regulation S Temporary Global Note)

               9 5/8% [Series A] [Series B] Senior Notes due 2008

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY


                                      A2-2

TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Paragon Corporate Holdings Inc., a Delaware corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Senior Note at 9 5/8% per annum from April 1, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date is October 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Senior Notes under the Indenture.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Senior Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Senior Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Senior Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Senior Notes under an Indenture dated as of April 1, 1998 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are general unsecured Obligations of the Company limited to $115,000,000 in aggregate principal amount,

                                      A2-3
plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any, on outstanding Senior Notes as set forth in Paragraph 2 hereof.

                  5.       OPTIONAL REDEMPTION.

                  Except as set forth in the next paragraph, the Senior Notes shall not be redeemable at the Company's option prior to April 1, 2003. Thereafter, the Senior Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

YEAR                                                                 PERCENTAGE
----                                                                 ----------
2003..................................................................104.8125%
2004..................................................................103.2083%
2005..................................................................101.6042%
2006 and thereafter...................................................100.0000%

                  Notwithstanding the foregoing, at any time prior to April 1, 2001, the Company may on any one or more occasions redeem up to 331/3% of the original aggregate principal amount of Senior Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date with the net proceeds of an offering of common stock of the Company; provided that at least 662/3% of the original aggregate principal amount of the Senior Notes originally issued remain outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such.

                  6.       MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

                  7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

                  (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis.

                  (c) Holders of the Senior Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to



                                      A2-4
have such Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Senior Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Notes may be registered and the Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Senior Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Senior Notes) and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

                  Without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Senior Notes.

                  13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by the Company or any Subsidiary to comply with the provisions described in Sections 3.09, 4.07, 4.09, 4.10, 4.13, 4.14, 4.19 or 5.01 of the Indenture; (iv)
failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of

                                      A2-5
at least 25% in principal amount of the Senior Notes then outstanding to comply with its other agreements in the Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of their its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness as to which a Payment Default shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry; (vii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by the Indenture, or the denial of any Person acting on behalf of any Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or principal of, the Senior Notes. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

                  15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes and any Subsidiary Guarantee.

                  16. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint

                                      A2-6
tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of April 1, 1998, among the Company, the Subsidiary Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Paragon Corporate Holdings Inc.
                  5700 West Touhy Avenue
                  Niles, Illinois 60714
                  Telecopy: (847) 647-0634
                  Attention:  President



                                      A2-7

                                 ASSIGNMENT FORM

To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                  (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:
     ----------------------
                                      Your Signature:
                                                     --------------------------
                                             (Sign  exactly as your name appears
                                             on the face of this Senior Note)

SIGNATURE GUARANTEE:

                                      A2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

         |_| Section 4.10   |_| Section 4.14

                  If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________


-------------------------------------------------------------------------------

Date:                             Your Signature:
     ------------------                          ------------------------------
                                            (Sign exactly as your name appears
                                            on the Senior Note)


                                  Tax Identification No.:
                                                         ----------------------

SIGNATURE GUARANTEE:

                                      A2-9

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

                  The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:



                                                                         Principal Amount
                              Amount of                                 of this Global Note       Signature of
                             decrease in       Amount of increase in      following such       authorized officer
                          Principal Amount        Principal Amount           decrease         of Trustee or Senior
   Date of Exchange      of this Global Note    of this Global Note        (or increase)         Note Custodian
   ----------------      -------------------    -------------------        -------------         --------------


                                     A2-10

                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

PARAGON CORPORATE HOLDINGS INC.
5700 West Touhy Avenue
Niles, Illinois 60714

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0069
Attention: Corporate Trust Administration



                  Re:      9 5/8% Senior Notes due 2008

                  Reference is hereby made to the Indenture, dated as of April 1, 1998 (the "INDENTURE"), among Paragon Corporate Holdings Inc., as issuer (the "COMPANY"), the Subsidiary Guarantors listed on the signature pages thereto and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________, (the "TRANSFEROR") owns and proposes to transfer the Senior Note[s] or interest in such Senior Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Senior Note[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or

Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser)]. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Senior Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) |_| CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    ---------------------------------
                                     [Insert Name of Transferor]



                                     By:
                                        -----------------------------
                                       Name:
                                       Title:

Dated:               ,
      --------------- ------


                       ANNEX A TO CERTIFICATE OF TRANSFER
1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      |_| a beneficial interest in the:

                  (i)      |_| 144A Global Note (CUSIP _________), or

                  (ii)     |_| Regulation S Global Note (CUSIP _________), or

                  (iii)    |_| IAI Global Note (CUSIP ________); or

         (b)      |_| a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a)      |_| a beneficial interest in the:

                           (i)      |_| 144A Global Note (CUSIP _______ ), or
                           (ii)     |_| Regulation S Global Note (CUSIP ________), or
                           (iii)    |_| IAI Global Note (CUSIP ________); or
                           (iv)     |_| Unrestricted Global Note (CUSIP ________); or
                  (b)      |_| a Restricted Definitive Note; or

                  (c)      |_| an Unrestricted Definitive Note,

              in accordance with the terms of the Indenture.

                                 EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

PARAGON CORPORATE HOLDINGS INC.
5700 West Touhy Avenue
Niles, Illinois 60714

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0069
Attention: Corporate Trust Administration

                  Re:      9 5/8% Senior Notes due 2008
                              (CUSIP______________)

                  Reference is hereby made to the Indenture, dated as of April 1, 1998 (the "INDENTURE"), among Paragon Corporate Holdings Inc., as issuer (the "COMPANY"), the Subsidiary Guarantors listed on the signature pages thereto and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ____________, (the "OWNER") owns and proposes to exchange the Senior Note[s] or interest in such Senior Note[s] specified herein, in the principal amount of $____________ in such Senior Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, |_| IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                                    This certificate and the statements
contained herein are made for your benefit and the benefit of the Company.

                                           -----------------------------------
                                                    [Insert Name of Owner]


                                           By: _______________________________
                                               Name:
                                               Title:

Dated: ________________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

PARAGON CORPORATE HOLDINGS INC.
5700 West Touhy Avenue
Niles, Illinois 60714

Norwest Bank Minnesota
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0069
Attention: Corporate Trust Administration

                  Re:      9 5/8% Senior Notes due 2008

                  Reference is hereby made to the Indenture, dated as of April 1, 1998 (the "INDENTURE"), among Paragon Corporate Holdings Inc., as issuer (the "COMPANY"), the Subsidiary Guarantors listed on the signature pages thereto and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a)      |_|      a beneficial interest in a Global Note, or

                  (b)      |_|      a Definitive Note,

                  we confirm that:

                           1.       We understand that any subsequent  transfer
of the Senior Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                           2.       We  understand  that the  offer  and  sale
of the Senior Notes have not been registered under the Securities Act, and that the Senior Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                           3.       We understand  that,  on any proposed
resale of the Senior Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                           4.       We are an  institutional  "accredited
investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                           5.       We are acquiring the Senior Notes or
beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                           You  and the  Company  are  entitled  to  rely  upon
this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                  ------------------------------------------
                                  [Insert Name of Accredited Investor]



                                  By: _______________________________
                                      Name:
                                      Title:


Dated: __________________, ____

                                    EXHIBIT E

                          FORM OF SUBSIDIARY GUARANTEE



                      Subject to Section 10.06 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Notes and the Obligations of the Company under the Senior Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Senior Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Senior Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

                      The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Articles 10 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Section 10.04 of the Indenture.

                      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Senior Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

                      This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                      For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Senior Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Senior Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantors to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantors may have, contractual or otherwise, shall be taken into account.

                      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.




                                         A.B. DICK COMPANY



                                         By: _______________________________
                                             Name:
                                             Title:



                                         CURTIS INDUSTRIES, INC.


                                         By: _______________________________
                                             Name:
                                             Title:


                                         CURTIS SUB, INC.


                                         By: _______________________________
                                             Name:
                                             Title:


                                         ITEK GRAPHIX CORP.


                                         By: _______________________________
                                             Name:
                                             Title:

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE




                      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ___________, between [Subsidiary Guarantor] (the "New Subsidiary Guarantor"), a subsidiary of Paragon Corporate Holdings, a Delaware corporation (the "Company"), and Norwest Bank Minnesota, National Association, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

                      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 1 , 1998 providing for the issuance of an aggregate principal amount of up to $150,000,000 of 9 5/8% Senior Notes due 2008 (the "Senior Notes");

                      WHEREAS, Section 10.05 of the Indenture provides that under certain circumstances the Company may cause, and Section 10.03 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Senior Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

                      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                      NOW  THEREFORE,   in  consideration  of  the  foregoing
and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

                      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                      2.   AGREEMENT  TO  SUBSIDIARY  GUARANTEE.   The  New
Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Senior Notes and the Indenture on the terms and subject to the conditions set forth in
Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                      3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

                      4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

                      5.   COUNTERPARTS   The  parties  may  sign  any  number
of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                      7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantor.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated: ________________                 [NAME OF NEW SUBSIDIARY GUARANTOR]

                                        By:  ____________________________
                                             Name:
                                             Title:




Dated: ________________                 NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Trustee


                                        By:  ____________________________
                                             Name:
                                             Title:

                                   SCHEDULE I

                        SCHEDULE OF SUBSIDIARY GUARANTORS

                  The following schedule lists each Subsidiary Guarantor under the Indenture as of the Issue Date:

                  A.B. Dick Company

                  Curtis Industries, Inc.

                  Curtis Sub, Inc.

                  Itek Graphix, Inc.